Exhibit 99.1

Stepan Reports Second Quarter 2024 Results

Northbrook, Illinois, July 31, 2024 -- Stepan Company (NYSE: SCL) today reported:

Second Quarter 2024 Highlights

•
Reported net income was $9.5 million, down 25% versus prior year. Adjusted net income(1) was $9.4 million, down 22% versus prior year, largely due to a higher effective tax rate in 2024.
•
Pre-tax earnings were negatively impacted by $18.9 million due to higher operating costs at our Millsdale site, primarily related to a flood event ($11.8 million), pre-commissioning expenses at our new Alkoxylation investment in Pasadena, Texas ($3.6 million) and expenses related to a criminal fraud event at a subsidiary in Asia ($3.5 million).
•
EBITDA(2) was $47.9 million and Adjusted EBITDA(2) was $47.7 million, up 3% and 4% respectively, year-over-year.
•
Global sales volume was up 4% year-over-year. Surfactant and Polymer sales volume was up 5% and 2%, respectively.
•
Cash from Operations was $29.5 million during the quarter. Free cash flow(3) for the quarter was slightly negative due to the higher expenses noted above.
•
The Company is on track to deliver its $50 million cost out goal for 2024 and recognized $2.7 million in pre-tax savings, net of the higher operating costs at Millsdale, in the second quarter.

First Half 2024 Highlights

•
Reported net income was $23.4 million, down 19% versus prior year. Adjusted net income(1) was $24.1 million, down 16% year-over-year, largely due to a higher effective tax rate in 2024.
•
EBITDA(2) was $98.0 million and Adjusted EBITDA(2) was $98.9 million, up 3% and 5% respectively, year-over-year.
•
Global sales volume was up 2% year-over-year. Global sales volume, excluding declines in our Agricultural and commodity Phthalic Anhydride businesses, was up 5%.

“Second quarter earnings were significantly impacted by higher operational expenses at our Millsdale site, start up costs related to our new Pasadena investment and a criminal social engineering event that targeted one of our Asia subsidiaries, leading to unexpected expense in the quarter. We are actively investigating this fraud event with the assistance of outside counsel, and to date, we have not found any evidence of additional fraudulent activity,” said Scott Behrens, President and Chief Executive Officer. "From a top line perspective, we continue to be pleased with several of our core markets continuing to deliver volume growth. Surfactants experienced double-digit volume growth within the Laundry and Cleaning, Construction and Industrial Solutions and Oilfield end markets and also with our Distribution partners. Latin America Surfactant volumes grew double digits as we recovered Consumer volumes in Mexico and we experienced strong volume growth within several end markets in Brazil, inclusive of double digit Agricultural growth. North American and European Agricultural volumes remained soft and below our second quarter expectations. Rigid and Specialty Polyols volumes grew during the quarter. Global margins were in line with expectations despite unfavorable product mix. Despite the significant expenses incurred during the quarter, we delivered adjusted EBITDA growth of 4%."

Financial Summary

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands, except per share data)	2024	2023	% Change	2024	2023	% Change
Net Sales	$556,405	$579,975	(4)%	$1,107,823	$1,231,411	(10)%
Operating Income	$18,667	$17,809	5%	$38,836	$38,866	(0)%
Net Income	$9,521	$12,684	(25)%	$23,414	$28,826	(19)%
Earnings per Diluted Share	$0.42	$0.55	(24)%	$1.02	$1.25	(18)%

Adjusted Net Income *	$9,396	$12,057	(22)%	$24,052	$28,476	(16)%
Adjusted Earnings per Diluted Share *	$0.41	$0.53	(23)%	$1.05	$1.24	(15)%

* See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

Percentage Change in Net Sales

Net sales in the second quarter of 2024 decreased 4% year-over-year primarily due to lower selling prices that were mainly attributable to the pass-through of lower raw material costs and less favorable product mix. These lower selling prices were partially offset by a 4% increase in global sales volume.

	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
Volume	4%	2%
Selling Price & Mix	(8)%	(13)%
Foreign Translation	(—)%	1%
Total	(4)%	(10)%

Segment Results

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Net Sales
Surfactants	$379,795	$391,686	(3)%	$770,615	$859,514	(10)%
Polymers	$159,757	$164,515	(3)%	$305,265	$325,642	(6)%
Specialty Products	$16,853	$23,774	(29)%	$31,943	$46,255	(31)%
Total Net Sales	$556,405	$579,975	(4)%	$1,107,823	$1,231,411	(10)%

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands, all amounts pre-tax)	2024	2023	% Change	2024	2023	% Change
Operating Income
Surfactants	$17,062	$15,140	13%	$43,142	$42,196	2%
Polymers	$13,597	$16,321	(17)%	$21,979	$26,325	(17)%
Specialty Products	$7,319	$3,773	94%	$11,587	$6,302	84%
Total Segment Operating Income	$37,978	$35,234	8%	$76,708	$74,823	3%
Corporate Expenses	$(19,311)	$(17,425)	11%	$(37,872)	$(35,957)	5%
Consolidated Operating Income	$18,667	$17,809	5%	$38,836	$38,866	(0)%

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2024	2023	% Change	2024	2023	% Change
EBITDA
Surfactants	$35.0	$31.1	13%	$78.6	$73.5	7%
Polymers	$21.8	$24.6	(11)%	$38.2	$42.9	(11)%
Specialty Products	$8.8	$5.2	69%	$14.6	$9.1	60%
Unallocated Corporate	$(17.7)	$(14.2)	25%	$(33.4)	$(30.6)	9%
Consolidated EBITDA	$47.9	$46.7	3%	$98.0	$94.9	3%

Adjusted EBITDA
Surfactants	$35.0	$31.0	13%	$78.6	$73.4	7%
Polymers	$21.8	$24.6	(11)%	$38.2	$42.9	(11)%
Specialty Products	$8.8	$5.2	69%	$14.6	$9.1	60%
Unallocated Corporate	$(17.9)	$(15.0)	19%	$(32.5)	$(30.9)	5%
Consolidated Adjusted EBITDA	$47.7	$45.8	4%	$98.9	$94.5	5%

Consolidated adjusted EBITDA increased $1.9 million, or 4%, year-over-year as a 4% increase in sales volume and slight margin improvement more than offset $11.8 million of negative impact associated with the operational and infrastructure issues at the Millsdale site.

•
Surfactant net sales were $379.8 million for the quarter, a 3% decrease versus the prior year. Selling prices were down 8% primarily due to the pass-through of lower raw material costs, less favorable product mix and competitive pricing pressures in Latin America. Sales volume was up 5% year-over-year as double digit growth within the Laundry and Cleaning, Construction and Industrial Solutions and Oilfield end markets and with our distribution partners was offset by lower Agricultural demand due to continued customer and channel inventory destocking. Foreign currency translation had a negligible impact on net sales. Surfactant adjusted EBITDA(2) for the quarter increased $4.0 million, or 13%, versus the prior year. This increase was primarily driven by the 5% growth in sales volume and slight margin improvement that was partially offset by pre-operating expenses at the Company's new alkoxylation facility being built in Pasadena, Texas and higher expenses associated with operational and infrastructure issues at the Millsdale plant.
•
Polymer net sales were $159.8 million for the quarter, a 3% decrease versus the prior year. Selling prices decreased 6%, primarily due to the pass-through of lower raw material costs. Sales volume increased 2% in the quarter as a 2% increase in global Rigid Polyols demand and a 28% increase within the Specialty Polyols business was partially offset by lower commodity Phthalic Anhydride volume. Foreign currency translation positively impacted net sales by 1%. Polymer adjusted EBITDA(2) decreased $2.8 million, or 11%, versus the prior year driven by a non-cash Phthalic Anhydride-related catalyst write-off at the Millsdale site and higher costs incurred at Millsdale due to operational and infrastructure issues.
•
Specialty Product net sales were $16.9 million for the quarter, a 29% decrease versus the prior year, primarily due to lower prices. Sales volume was down 2% versus the prior year while adjusted EBITDA(2) increased $3.6 million, or 69%. The increase in adjusted EBITDA(2) was primarily due to higher unit margins within the medium chain triglycerides product line.

Asia Event

On July 18, 2024, we determined that a Company subsidiary in Asia had been the victim of a criminal social engineering scheme which resulted in fraudulently induced outbound payments. The Company immediately launched an investigation, led by outside counsel, to determine the full extent of the fraud scheme and related potential exposure. The investigation is ongoing. We initiated contact with our banks and law enforcement authorities in an effort to, among other things, recover the transferred funds. We have not found any evidence of additional fraudulent activity and we believe this is an isolated and contained event. This incident did not result in any unauthorized access to our information systems or any confidential customer information or other data that we maintain. The Company has recognized a $3.5 million pre-tax charge for the quarter ended June 30, 2024, and, while the investigation is ongoing, the Company expects to record a charge in a similar amount in the third quarter of 2024 as a result of this event. While this matter will result in some additional near-term expenses, the Company does not expect this incident to otherwise have a material impact on its business.

Outlook

“We expect second half EBITDA to improve versus the prior year based on continued volume growth and a significant reduction in second half operational expenses at our Millsdale site, which was the majority of the significant variance in second quarter expenses. The on-going recovery in Rigid Polyols and the expected second half of the year recovery of the Agricultural Chemicals business should drive improved earnings," said Scott Behrens, President and Chief Executive Officer. "Free cash flow should continue to improve versus prior year driven by the completion of our Pasadena investment, the growth in market volumes, and our continued focus on cost reduction. We believe we are positioned to deliver full year Adjusted EBITDA growth and positive free cash flow.”

Notes

(1) Adjusted net income and adjusted earnings per share are non-GAAP measures which exclude deferred compensation income/expense, cash-settled stock appreciation rights (SARs) income/expense, certain environmental remediation-related costs as well as other significant and infrequent/non-recurring items. See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

(2) EBITDA and adjusted EBITDA are non-GAAP measures. See Table VI for calculations and GAAP reconciliations of EBITDA and adjusted EBITDA.

(3) Free Cash Flow is a non-GAAP measure and reflects cash generated from operations minus capital expenditures.

Conference Call

Stepan Company will host a conference call to discuss its second quarter results at 9:00 a.m. ET (8:00 a.m. CT) on July 31, 2024. The call can be accessed by phone and webcast. To access the call by phone, please click on this Registration Link, complete the form and you will be provided with dial in details and a PIN. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. The webcast can be accessed through the Investors/Conference Calls page at www.stepan.com. A webcast replay of the conference call will be available at the same location shortly after the call.

Supporting Slides

Slides supporting this press release will be made available at www.stepan.com through the Investors/Presentations page at approximately the same time as this press release is issued.

Corporate Profile

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries. Stepan is a leading merchant producer of surfactants, which are the key ingredients in consumer and industrial cleaning and disinfection compounds and in agricultural and oilfield solutions. The Company is also a leading supplier of polyurethane polyols used in the expanding thermal insulation market, and CASE (Coatings, Adhesives, Sealants, and Elastomers) industries.

Headquartered in Northbrook, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.

The Company's common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL. For more information about Stepan Company please visit the Company online at www.stepan.com

More information about Stepan’s sustainability program can be found on the Sustainability page at www.stepan.com

Contact: Luis E. Rojo 847-446-7500

Certain information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements about Stepan Company’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, Stepan Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “should,” “illustrative” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Stepan Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond Stepan Company's control, that could cause actual results to differ materially from the forward-looking statements contained in this news release. Such risks, uncertainties and other important factors include, among other factors, the risks, uncertainties and factors described in Stepan Company's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports, and include (but are not limited to) risks and uncertainties related to accidents, unplanned production shutdowns or disruptions in manufacturing facilities; reduced demand due to customer product reformulations or new technologies; our inability to successfully develop or introduce new products; compliance with laws; our ability to identify suitable acquisition candidates and successfully complete and integrate acquisitions; global competition; volatility of raw material and energy costs and supply; disruptions in transportation or significant changes in transportation costs; downturns in certain industries and general economic downturns; international business risks, including currency exchange rate fluctuations, legal restrictions and taxes; unfavorable resolution of litigation against us; maintaining and protecting intellectual property rights; our ability to access capital markets; global political, military, security or other instability; costs related to expansion or other capital projects; interruption or breaches of information technology systems; our ability to retain executive management and key personnel; and our debt covenants.

These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

* * * * *

Tables follow

Table I

STEPAN COMPANY

For the Three and Six Months Ended June 30, 2024 and 2023

(Unaudited – in 000's, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Sales	$556,405	$579,975	$1,107,823	$1,231,411
Cost of Sales	486,853	513,578	967,990	1,091,454
Gross Profit	69,552	66,397	139,833	139,957
Operating Expenses:
Selling	11,828	11,109	23,216	24,176
Administrative	24,569	22,589	47,259	45,228
Research, Development and Technical Services	14,093	14,105	28,349	29,243
Deferred Compensation Expense	395	743	2,173	2,245
	50,885	48,546	100,997	100,892

Business Restructuring Expense	-	42	-	199

Operating Income	18,667	17,809	38,836	38,866

Other Income (Expense):
Interest, Net	(2,661)	(3,865)	(5,732)	(6,687)
Other, Net	1,200	2,370	3,562	4,038
	(1,461)	(1,495)	(2,170)	(2,649)

Income Before Provision for Income Taxes	17,206	16,314	36,666	36,217
Provision for Income Taxes	7,685	3,630	13,252	7,391
Net Income	9,521	12,684	23,414	28,826
Net Income Per Common Share
Basic	$0.42	$0.56	$1.03	$1.27
Diluted	$0.42	$0.55	$1.02	$1.25
Shares Used to Compute Net Income Per Common Share
Basic	22,827	22,768	22,825	22,763
Diluted	22,936	22,945	22,942	22,970

Table II

Reconciliation of Non-GAAP Net Income and Earnings per Diluted Share*

	Three Months Ended June 30,				Six Months Ended June 30,
($ in thousands, except per share amounts)	2024	EPS	2023	EPS	2024	EPS	2023	EPS
Net Income Reported	$9,521	$0.42	$12,684	$0.55	$23,414	$1.02	$28,826	$1.25

Deferred Compensation Income	$(305)	$(0.01)	$(653)	$(0.02)	$(693)	$(0.03)	$(757)	$(0.03)
Business Restructuring Expense	$-	$-	$31	$-	$-	$-	$146	$0.01
Cash-Settled SARs Income	$-	$-	$(44)	$-	$-	$-	$(84)	$-
Environmental Remediation Expense	$180	$-	$39	$-	$1,331	$0.06	$345	$0.01
Adjusted Net Income	$9,396	$0.41	$12,057	$0.53	$24,052	$1.05	$28,476	$1.24

* All amounts in this table are presented after-tax

The Company believes that certain non-GAAP measures, in conjunction with comparable GAAP measures, are useful for evaluating the Company’s operating performance and financial condition. The Company uses this non-GAAP information as an indicator of business performance and evaluates management’s effectiveness with specific reference to these indicators. Management believes that these non-GAAP financial measures provide useful supplemental information because they exclude non-operational items that affect comparability between years. These measures should be considered in addition to, not as substitutes for or superior to, measures of financial performance prepared in accordance with GAAP and may differ from similarly titled measures presented by other companies. The Company's Annual Report on Form 10-K for the year ended December 31, 2023 contains additional information regarding the use of non-GAAP financial measures.

Summary of Second Quarter 2024 Adjusted Net Income Items

Adjusted net income excludes non-operational deferred compensation income/expense, cash-settled SARs income/expense, certain environmental remediation costs and other significant and infrequent or non-recurring items.

•
Deferred Compensation: The second quarter of 2024 reported net income includes $0.3 million of after-tax income versus $0.7 million of after-tax income in the prior year.

•
Environmental Remediation – The second quarter of 2024 reported net income includes $0.2 million of after-tax expense versus less than $0.1 million of after-tax expense in the prior year.

Table III

Reconciliation of Pre-Tax to After-Tax Adjustments

Management uses the non-GAAP adjusted net income metric to evaluate the Company's operating performance. Management excludes the items listed in the table below because they are non-operational items. The cumulative tax effect was calculated using the statutory tax rates for the jurisdictions in which the transactions occurred.

	Three Months Ended June 30,				Six Months Ended June 30,
($ in thousands, except per share amounts)	2024	EPS	2023	EPS	2024	EPS	2023	EPS
Pre-Tax Adjustments
Deferred Compensation Income	$(407)		$(871)		$(924)		$(1,009)
Business Restructuring Expense	$-		$42		$-		$199
Cash-Settled SARs Income	$-		$(58)		$-		$(111)
Environmental Remediation Expense	$240		$52		$1,774		$461
Total Pre-Tax Adjustments	$(167)		$(835)		$850		$(460)

Cumulative Tax Effect on Adjustments	$42		$208		$(212)		$110

After-Tax Adjustments	$(125)	$-	$(627)	$(0.02)	$638	$0.03	$(350)	$(0.01)

Table IV

Deferred Compensation Plans

The full effect of the deferred compensation plans on quarterly pre-tax income was $0.4 million of income versus $0.9 million of income in the prior year. The quarter-end market prices of Company stock and the impact of deferred compensation on specific income statement line items is summarized below:

	2024		2023
	6/30	3/31	12/31	9/30	6/30	3/31
Stepan Company	$83.96	$90.04	$94.55	$74.97	$95.56	$103.03

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
Deferred Compensation
Operating Expense	$(395)	$(743)	$(2,173)	$(2,245)
Other, net – Mutual Fund Gain	802	1,614	3,097	3,254
Total Pre-Tax	$407	$871	$924	$1,009
Total After-Tax	$305	$653	$693	$757

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. These results are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. The table below presents the impact that foreign currency translation had on select income statement line items.

($ in millions)	Three Months Ended June 30,		Change	Change Due to Foreign Currency Translation	Six Months Ended June 30,		Change	Change Due to Foreign Currency Translation
	2024	2023			2024	2023
Net Sales	$556.4	$580.0	$(23.6)	$0.8	$1,107.8	$1,231.4	$(123.6)	$12.6
Gross Profit	69.6	66.4	$3.2	(0.2)	139.8	140.0	$(0.2)	1.1
Operating Income	18.7	17.8	$0.9	-	38.8	38.9	$(0.1)	0.6
Pretax Income	17.2	16.3	$0.9	(0.1)	36.7	36.2	$0.5	0.5

Corporate Expenses

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Total Corporate Expenses	$19,311	$17,424	11%	$37,872	$35,957	5%
Less:
Deferred Compensation Expense	$395	$743	(47)%	$2,173	$2,245	(3)%
Business Restructuring Expense	$-	$42	(100)%	$-	$199	(100)%
Environmental Remediation Expense	$240	$52	362%	$1,774	$461	285%
Adjusted Corporate Expenses	$18,676	$16,587	13%	$33,925	$33,052	3%

Adjusted Corporate expenses increased $2.1 million, or 13% for the quarter. This increase was primarily due to $3.5 million of higher expenses associated with a criminal social engineering scheme at one of the Company's subsidiaries in Asia, partially offset by productivity measures implemented in late 2023.

Table V

Stepan Company

Consolidated Balance Sheets

June 30, 2024 and December 31, 2023

	June 30, 2024	December 31, 2023
ASSETS
Current Assets	$867,140	$851,883
Property, Plant & Equipment, Net	1,195,117	1,206,665
Other Assets	286,333	304,806
Total Assets	$2,348,590	$2,363,354
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$655,195	$607,870
Deferred Income Taxes	10,224	10,373
Long-term Debt	374,708	401,248
Other Non-current Liabilities	116,027	127,373
Total Stepan Company Stockholders’ Equity	1,192,436	1,216,490
Total Liabilities and Stockholders’ Equity	$2,348,590	$2,363,354

Selected Balance Sheet Information

The Company’s total debt increased by $11.1 million and cash decreased by $1.1 million versus March 31, 2024. The increase in debt primarily reflects higher borrowings against the Company's revolving credit facility that were partially offset by scheduled debt repayments. The Company’s net debt level increased $12.2 million versus March 31, 2024 and the net debt ratio increased from 30% to 31% in the quarter (Net Debt and Net Debt Ratios are non-GAAP measures, reconciliations of which are shown in the table below). Management uses the non-GAAP net debt metric to show a more complete picture of the Company's overall liquidity, financial flexibility and leverage level.

($ in millions)	June 30, 2024	March 31, 2024	December 31, 2023
Net Debt
Total Debt	$657.1	$646.0	$654.1
Cash	124.7	125.8	129.8
Net Debt	$532.4	$520.2	$524.3
Equity	1,192.4	1,214.5	1,216.5
Net Debt + Equity	$1,724.8	$1,734.7	$1,740.8
Net Debt / (Net Debt + Equity)	31%	30%	30%

The major working capital components were:

($ in millions)	June 30, 2024	March 31, 2024	December 31, 2023
Net Receivables	$437.3	$446.6	$422.1
Inventories	266.0	257.1	265.6
Accounts Payable	(251.2)	(256.9)	(233.0)
	$452.1	$446.8	$454.7

Table VI

Reconciliations of Non-GAAP EBITDA and Adjusted EBITDA to Operating Income

Management uses the non-GAAP EBITDA and adjusted EBITDA metrics to evaluate the Company's operating performance. Management excludes the items listed in the table below because they are non-operational items.

	Three Months Ended June 30, 2024

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$17.1	$13.6	$7.3	$(19.3)	$18.7
Depreciation and Amortization	$17.9	$8.2	$1.5	$0.4	$28.0
Other, Net Income	$-	$-	$-	$1.2	$1.2
EBITDA	$35.0	$21.8	$8.8	$(17.7)	$47.9
Deferred Compensation	$-	$-	$-	$(0.4)	$(0.4)
Environmental Remediation	$-	$-	$-	$0.2	$0.2
Adjusted EBITDA	$35.0	$21.8	$8.8	$(17.9)	$47.7

	Three Months Ended June 30, 2023

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$15.1	$16.3	$3.8	$(17.4)	$17.8
Depreciation and Amortization	$16.0	$8.3	$1.4	$0.8	$26.5
Other, Net Income	$-	$-	$-	$2.4	$2.4
EBITDA	$31.1	$24.6	$5.2	$(14.2)	$46.7
Deferred Compensation	$-	$-	$-	$(0.9)	$(0.9)
Cash Settled SARs	$(0.1)	$-	$-	$-	$(0.1)
Business Restructuring	$-	$-	$-	$-	$-
Environmental Remediation	$-	$-	$-	$0.1	$0.1
Adjusted EBITDA	$31.0	$24.6	$5.2	$(15.0)	$45.8

	Six Months Ended June 30, 2024

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$43.1	$22.0	$11.6	$(37.9)	$38.8
Depreciation and Amortization	$35.5	$16.2	$3.0	$0.9	$55.6
Other, Net Income	$-	$-	$-	$3.6	$3.6
EBITDA	$78.6	$38.2	$14.6	$(33.4)	$98.0
Deferred Compensation	$-	$-	$-	$(0.9)	$(0.9)
Environmental Remediation	$-	$-	$-	$1.8	$1.8
Adjusted EBITDA	$78.6	$38.2	$14.6	$(32.5)	$98.9

	Six Months Ended June 30, 2023

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$42.2	$26.3	$6.3	$(35.9)	$38.9
Depreciation and Amortization	$31.3	$16.6	$2.8	$1.3	$52.0
Other, Net Income (Expense)	$-	$-	$-	$4.0	$4.0
EBITDA	$73.5	$42.9	$9.1	$(30.6)	$94.9
Deferred Compensation	$-	$-	$-	$(1.0)	$(1.0)
Cash Settled SARs	$(0.1)	$-	$-	$-	$(0.1)
Business Restructuring	$-	$-	$-	$0.2	$0.2
Environmental Remediation	$-	$-	$-	$0.5	$0.5
Adjusted EBITDA	$73.4	$42.9	$9.1	$(30.9)	$94.5